UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2005

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway
Hauppauge, New York 11788-5145

(Address of principal executive offices) (zip code)

(631) 232-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

Separation Agreement and General Release – Nancy F. Lanis

On February 23, 2005, Curative Health Services, Inc., a Minnesota corporation (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Nancy F. Lanis, the Company’s Executive Vice President, General Counsel and Corporate Secretary. Ms. Lanis serves in her position pursuant to an Employment Agreement, dated June 25, 2001, as amended by the Amendment to the Employment Agreement, dated July 24, 2002, the Acknowledgment of Assignment Agreement, dated June 3, 2003 and the Amendment to and Second Acknowledgment of Assignment of Employment Agreement, dated August 19, 2003 (together, the “Employment Agreement”). As previously reported on a Form 8-K filed by the Company on December 20, 2004, the Company has decided to consolidate its headquarters and corporate functions in Nashua, New Hampshire. Ms. Lanis has elected not to relocate to New Hampshire and therefore has resigned effective May 31, 2005, and entered into the Separation Agreement and a general release with the Company.

Under the Separation Agreement, Ms. Lanis has agreed that her last day of employment shall be May 31, 2005 and she will resign from any officer positions she currently holds at the Company on that date. The Company granted Ms. Lanis a restricted stock award of 10,000 shares of the Company’s common stock as a retention bonus. These restricted shares shall become vested on May 31, 2005, subject to fulfillment of certain conditions. Subject to the execution of the Separation Agreement and general releases (and provided that Ms. Lanis does not revoke and or rescind the releases), the Company has agreed to pay Ms. Lanis, no later than the 16th day following May 31, 2005, a lump sum payment in the gross amount of $250,076.00, subject to applicable payroll withholding. The Company has also agreed to pay Ms. Lanis a lump sum payment in the gross amount of $74,572.00, subject to applicable payroll withholding, no later than June 30, 2005. The Company has also agreed to provide Ms. Lanis, for a twelve-month period beginning June 2005, with welfare benefits (including life and health insurance benefits) of substantially similar design and cost to Ms. Lanis as the benefits available to her prior to May 31, 2005.  Furthermore, any unvested stock option awards held by Ms. Lanis which would otherwise vest and become exercisable during the 12 month period after May 31, 2005 shall vest and become exercisable on May 31, 2005. Subject to this accelerated vesting, all other unvested options held by Ms. Lanis shall expire on May 31, 2005. Ms. Lanis has covenanted not to compete with the Company for a period of two years after May 31, 2005, subject to certain exceptions. She will also disclose this non-compete covenant to prospective employers prior to her accepting such employment. Furthermore, for one year after May 31, 2005, she shall not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any employee or recruits of the Company who are employees or recruits as of May 31, 2005. Ms. Lanis has also agreed to provide reasonable cooperation with respect to any claims, charges or lawsuits relating to events which transpired during her employment at the Company and to cases which she managed in her capacity as General Counsel of the Company.

GE Amendments

On February 28, 2005, the Company and all of its subsidiaries entered into the Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”) with General Electric Capital Corporation, a Delaware corporation (the “GE Capital”), effective as of December 31, 2004, to further amend the Amended and Restated Credit Agreement, dated April 23, 2004, as amended (the “Credit Agreement”).  This Fourth Amendment restates the covenants for Total Leverage Ratio (as defined in the Credit Agreement) and Fixed Charge Coverage Ratio (as defined in the Credit Agreement).

Furthermore, this Fourth Amendment amends the definition of “Applicable Percentage” to mean (a) three percent (3%), in the case of a prepayment or reduction on or prior to March 1, 2006, (b) two percent (2%), in the case of a prepayment or reduction after March 1, 2006 but on or prior to March 1, 2007, and (c) one percent (1%), in the case of a prepayment or reduction after March 1, 2007, but on or prior to March 1, 2008. The Company paid GE Capital an amendment fee of $200,000 for executing the Fourth Amendment.

Base Salary of Executive Officers

On December 14, 2004, the Compensation Committee of our Board of Directors (the “Committee”) approved the following annual base salaries and titles for three new executive officers of the Company, effective as of January 1, 2005:

Name and Position	New Base Salary

Andrew C. Walk Executive Vice President – Specialty Infusion	$220,000

Craig Vollmer Senior Vice President – Sales & Marketing	$210,000

Roy McKinley Senior Vice President – Wound Care Management	$210,000

Item 2.02                                             Results of Operations and Financial Condition

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

On March 1, 2005, Curative Health Services, Inc. (the “Company”) issued a press release and held a conference call to report its results of operations and financial condition for the quarter and year ended December 31, 2004. The release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.06                                             Material Impairments

The Company conducted an annual impairment test related to the carrying value of its goodwill and other intangibles assets.  In accordance with Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets,” management concluded on February 24, 2005, that an impairment charge of $134.8 million needed to be taken to reduce the Specialty Infusion segment goodwill and intangibles to their estimated fair value, as of December 31, 2004.  This charge resulted primarily from changes in the economics of the Specialty Infusion business, including the much-publicized changes in reimbursement methodology that occurred in the second half of 2004.  At this time, the Company does not expect the impairment charge to result in any future cash expenditures.

Item 8.01                                             Other Events

The Company announced on March 1, 2005, that Mr. Joseph Feshbach stepped down as Chairman of the Board of Directors and Mr. Timothy Maudlin has been appointed Chairman of the Board, effective on February 25, 2005.  Mr. Feshbach will remain on the Board of Directors.  A copy of the press release regarding this is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

The following Exhibit 99.1 is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, by and between Curative Health Services, Inc. and Nancy F. Lanis, dated as of February 23, 2005.
10.2	Restricted Stock Award Agreement, dated as of February 23, 2005, by and between Curative Health Services, Inc. and Nancy F. Lanis.
10.3

Fourth Amendment to Amended and Restated Credit Agreement, by and between the Company, its subsidiaries and General Electric Capital Corporation, a Delaware corporation, effective as of December 31, 2004.

99.1	Press Release dated March 1, 2005, regarding results of operations and financial condition for the quarter and year ended December 31, 2004.
99.2	Press Release, dated March 1, 2005, regarding Mr. Maudlin replacing Mr. Feshbach as Chairman of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005

CURATIVE HEALTH SERVICES, INC.

	By:	/s/ Thomas Axmacher
Name: Thomas Axmacher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, by and between Curative Health Services, Inc. and Nancy F. Lanis, dated as of February 23, 2005.
10.2	Restricted Stock Award Agreement, dated as of February 23, 2005, by and between Curative Health Services, Inc. and Nancy F. Lanis.
10.3

Fourth Amendment to Amended and Restated Credit Agreement, by and between the Company, its subsidiaries and General Electric Capital Corporation, a Delaware corporation, effective as of December 31, 2004.

99.1	Press Release dated March 1, 2005, regarding results of operations and financial condition for the quarter and year ended December 31, 2004.
99.2	Press Release, dated March 1, 2005, regarding Mr. Maudlin replacing Mr. Feshbach as Chairman of the Board of Directors.